Exhibit 99.1

Ultratech Announces Fourth Quarter and Year End 2009 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--February 4, 2010--Ultratech, Inc. (Nasdaq: UTEK) today announced unaudited results for the three-month and one-year periods ended December 31, 2009.

For the fourth quarter of fiscal 2009, Ultratech reported net sales of $26.6 million as compared to $34.1 million during the fourth quarter of fiscal 2008. Ultratech's net income for the fourth quarter of 2009 was $1.4 million, or $0.06 per share (diluted), as compared to net income of $3.9 million, or $0.17 per share (diluted) for the same quarter last year. Ultratech's net sales for the year ended December 31, 2009 were $95.8 million, as compared to $131.7 million for fiscal 2008. Ultratech posted net income for the year ended December 31, 2009 of $2.1 million, or $0.09 per share (diluted), as compared to net income of $11.8 million, or $0.50 per share (diluted) in fiscal 2008.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, "We are pleased with the company’s fourth quarter performance, as the combination of demand for our advanced packaging and laser anneal systems, strengthening industry dynamics and strong execution contributed to solid results for Ultratech. The quarter was highlighted by a follow-on, multi-system order for laser spike annealing systems from a major logic foundry in Asia. The LSA100A systems will be used to support high-volume production for advanced logic devices."

"In 2009, against a backdrop of challenging economic and industry conditions, Ultratech maintained profitability, decreased inventory levels and increased cash flow from operations," continued Zafiropoulo. "We continued to show strong customer acceptance of our products in leading-edge factories around the world."

"We look ahead to 2010 with a great deal of excitement. With new products in place addressing both the semiconductor and emerging markets such as high-brightness LEDs, we believe Ultratech is well positioned to serve our customers as they face increasing challenges at the leading edge. In addition, driving improved operational leverage remains a key focus of the management team and our commitment to increasing shareholder value," concluded Zafiropoulo.

At December 31, 2009, Ultratech had $160 million in cash, cash equivalents and short-term investments. Working capital was $193 million and stockholders' equity was $8.39 per share based on 23,838,084 total shares outstanding on December 31, 2009.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, February 4, 2010. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech’s web site at www.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, February 11, 2010. You may access the telephone replay by dialing 800-642-1687 for domestic callers, 706-645-9291 for international callers and entering access code: 53359547.

Profile

Ultratech, Inc. (NASDAQGM: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, the company's market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and high-brightness LEDs. A pioneer of laser processing, Ultratech developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore's Law for 65-nm and below production of state-of-the-art consumer electronics. Visit Ultratech online at: www.ultratech.com.

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers' financial condition and demand for semiconductors; cyclicality in the semiconductor and nanotechnology industries; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; effect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2008 and Quarterly Report on Form 10Q for the quarter ended October 3, 2009. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to affect any event or circumstance that may arise after the date of this release.

-Tables To Follow -

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
(In thousands)	2009	2008*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents, and
short-term investments	$160,341	$158,498
Accounts receivable	31,426	18,318
Inventories	25,881	31,618
Prepaid expenses and other
current assets	4,163	4,836
Total current assets	221,811	213,270

Equipment and leasehold
improvements, net	9,841	12,788

Other assets	2,929	3,133

Total assets	$234,581	$229,191

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$6,000	$6,000
Accounts payable	7,112	8,830
Deferred product and service income	8,846	4,328
Other current liabilities	6,720	9,923
Total current liabilities	28,678	29,081

Other liabilities	5,935	6,687

Stockholders' equity	199,968	193,423

Total liabilities and stockholders' equity	$234,581	$229,191

* The balance sheet as of December 31, 2008 has been derived from the audited financial statements as of that date.

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(In thousands, except per share amounts)	2009	2008	2009	2008
Total net sales*	$26,623	$34,113	$95,813	$131,747
Cost of sales:
Cost of products sold	11,005	14,550	41,485	58,235
Cost of services	2,716	2,456	9,338	9,138
Total cost of sales	13,721	17,006	50,823	67,373
Gross profit	12,902	17,107	44,990	64,374
Operating expenses:
Research, development and engineering	4,551	5,757	18,759	23,351
Selling, general, and administrative	7,147	7,681	27,333	31,888
Operating income (loss)	1,204	3,669	(1,102)	9,135
Interest expense	(5)	(12)	288	(121)
Interest and other income, net	152	343	2,873	3,171

Income before income taxes	1,351	4,000	2,059	12,185
Provision (benefit) for income taxes	(33)	61	(70)	408

Net income	$1,384	$3,939	$2,129	$11,777
Earnings per share - basic:
Net income	$0.06	$0.17	$0.09	$0.50
Number of shares used in per share calculations - basic	23,801	23,589	23,690	23,524
Earnings per share - diluted:
Net income	$0.06	$0.17	$0.09	$0.50
Number of shares used in per share calculations - diluted	24,191	23,732	23,852	23,665

* Systems sales	$20,301	$27,654	$70,022	$102,707
Parts sales	2,062	2,340	10,518	11,604
Service sales	4,135	4,119	15,066	17,036
License sales	125	-	207	400
Total sales	$26,623	$34,113	$95,813	$131,747

(UTEK-F)

CONTACT:
Ultratech
Bruce Wright,408-321-8835
Sr. Vice President, Finance/CFO
or
Laura Rebouche’, 408-321-8835
Vice President of Investor Relations, Corporate and
Marketing Communications